UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2013

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Orexigen Therapeutics, Inc. (the “Company”) amended the Orexigen Therapeutics, Inc. 2007 Equity Incentive Award Plan (the “Plan”), with the approval of the Board, to take the following actions: (i) to clarify that the 1,500,000 share limit set forth in Section 3.3 of the Plan as to the number of shares of the Company’s common stock with respect to which one or more stock awards may be granted to any one eligible participant during any fiscal year of the Company (the “162(m) Award Limit”) only applies to awards or the portion thereof intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”); and (ii) to confirm that the Compensation Committee has the authority to make awards in excess of the 162(m) Award Limit (collectively, the “Plan Amendment”). The Plan Amendment is deemed effective as of June 10, 2011, consistent with the authority of the Committee as administrator of the Plan as of that date. Any grants under the Plan in excess of the 162(m) Award Limit are not intended to qualify as performance-based compensation under Section 162(m).

The Compensation Committee determined to implement the Plan Amendment in response to a shareholder demand (the “Shareholder Demand”) alleging that certain option grants to Michael A. Narachi, President and Chief Executive Officer, Joseph P. Hagan, Chief Business Officer and acting-Chief Financial Officer, and Heather D. Turner, Senior Vice President, General Counsel and Secretary, in 2011 were granted in excess of the 162(m) Award Limit.

The Board established a Demand Review Committee (“Review Committee”) composed of independent directors to conduct an investigation with respect to the Shareholder Demand and to make recommendations to the Board. The Review Committee engaged independent counsel as part of its investigation. The Review Committee evaluated the terms of the Plan, the initial issuance procedures for the option grants to Mr. Narachi, Mr. Hagan and Ms. Turner during 2011, the authority available to the Compensation Committee under its charter and the Plan, the expectations of the award recipients and the intent of the Board and the Compensation Committee regarding the availability of an exemption from the deductibility limitations of Section 162(m) for such option grants.

Following its investigation, the Review Committee determined that the 162(m) Award Limit first became effective as of June 2, 2011, and that, therefore, awards granted under the Plan prior to June 2, 2011, did not count toward the 162(m) Award Limit. The Review Committee determined that the awards granted to Mr. Hagan between June 2, 2011 and December 31, 2011 did not exceed the 162(m) Award Limit. The Review Committee further determined that the options granted to Mr. Narachi and Ms. Turner, including the portion of such awards in excess of the 162(m) Award Limit, were validly approved under the Plan, although the portion of those awards in excess of the 162(m) Award Limit does not qualify as performance-based compensation under Section 162(m).

The Plan Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Amendment to the Orexigen Therapeutics, Inc. 2007 Equity Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: September 23, 2013	By:	/s/ Joseph P. Hagan
	Name:	Joseph P. Hagan
	Title:	Chief Business Officer and Acting-Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to the Orexigen Therapeutics, Inc. 2007 Equity Incentive Award Plan.